OPINION AND CONSENT OF BRUNSON CHANDLER & JONES, PLLC

March 3, 2017

Quantum Energy, Inc.

60 East Rio Salado Parkway

Suite 900

Tempe, AZ 85281

Re:  Registration Statement on Form S-1 for Quantum Energy, Inc., a Nevada corporation (the “Company”)

Ladies and Gentlemen:

We refer to the Company’s Registration Statement on Form S-1 under the Securities Act of 1933, (the “Registration Statement”), which will be filed with the Securities and Exchange Commission. The Registration Statement relates to the registration of approximately 20,653,040 issued and outstanding shares of the Company’s $0.001 par value common stock (the “Common Stock”) held by certain selling stockholders, $0.001 par value (the “Selling Stockholder Shares”), and an additional 41,333,125 shares of Common Stock to be registered as part of an offer for sale by the Company (the “Offering Shares”).

Assumptions

In rendering the opinion expressed below, we have assumed, with your permission and without independent verification or investigation:

1.  That all signatures on documents we have examined in connection herewith are genuine and that all items submitted to us as original are authentic and all items submitted to us as copies conform with originals;

2.  Except for the documents stated herein, there are no documents or agreements between the Company and/or any third parties which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the documents referred to herein or which would have an effect on the opinion;

3.  That as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon.

We have examined the following documents in connection with this matter:

1.	The Company’s Articles of Incorporation;

2.	The Company’s By-Laws; and

3.	The Registration Statement

We have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as we have deemed reasonable, necessary or prudent under the circumstances.  Also, in rendering this opinion, we have reviewed various statutes and judicial precedent as we have deemed relevant or necessary.

Conclusions

Based upon our examination mentioned above, and relying on the statements of fact contained in the documents that we have examined, we are of the following opinions:

1.	Quantum Energy, Inc. is a corporation duly organized and validly existing under the laws of the State of Nevada.

2.	The Selling Stockholder Shares covered by the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable.

3.	The Offering Shares covered by the Registration Statement to be sold pursuant to the terms of the Registration Statement, when issued upon receipt by the Company of the agreed upon consideration therefore, will be duly authorized and, upon the sale thereof, will be duly authorized validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications:  (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. The opinion contained herein is based upon the facts in existence and the laws of the State of California in effect on the date hereof, and we expressly disclaim any obligation to update our opinion herein, regardless of whether changes in such facts or laws come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm in the Prospectus under the caption “Interest of Named Experts and Counsel.”

Very truly yours,

/s/ Brunson Chandler & Jones, PLLC_______

BRUNSON CHANDLER & JONES, PLLC